Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([* * *]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Settlement Agreement

by and between

1.	4SC AG, with registered seat at Fraunhoferstr. 22, 82152 Planegg-Martinsried, Germany and registered with the commercial register of the local court of Munich under HRB 132917

- the “Seller“ -

and

2.	Immunic AG, with registered seat at Lochhamer Schlag 21, 82166 Gräfelfing, Germany and registered with the commercial register of the local court of Munich under HRB 223333

- the “Buyer“ –

and

3.	Immunic, Inc. with registered seat at 1200 Avenue of the Americas, Suite 200, 2 New York, NY 10036, United States

- “IMUX“ –

- the Seller, the Buyer and IMUX jointly also “Parties” and individually “Party” -

Preamble

A.	On 13 May 2016 the Seller and the Buyer entered into an asset purchase agreement (“APA”) pursuant to which Seller sold and transferred certain assets to the Buyer such as, inter alia, the rights to patent applications and patents, the right to apply for and register trademarks on the sold assets and know-how pertaining to the sold assets (“Sold Assets”). Unless otherwise stated herein, capitalized terms used in this Agreement shall have the meanings given to them in the APA, a copy of which is attached to this Agreement as Annex A.

B.	Pursuant to Section 5 para. 1 of the APA, the aggregate purchase price for the Sold Assets was, or will become, due for payment to the Seller in four (4) tranches. Tranche 1 equaling EUR 2 million was paid to Seller and got fully satisfied by the Buyer on 28 September 2016 and Tranche 2 amounting to EUR 1 million was paid to Seller and was fully satisfied by Buyer on 15 December 2017. Tranche 4 was settled in April 2019 in accordance with a settlement agreement between the Seller and the Buyer dated 11 April 2019.

C.	According to the APA, Tranche 3 amounts to 4.4% of the aggregate Net Sales generated for a certain period, as specified in Section 5 para. 1 lit. (c) of the APA, and is payable on a quarterly basis within 30 days after the end of each calendar quarter, as specified in Section 5 para. 4 lit. (c) of the APA. The Seller and the Buyer are in agreement that the conditions for payment of Tranche 3 pursuant to the APA have not been fulfilled yet, but the Seller and the Buyer now intend to finally settle Tranche 3 as set out in this settlement agreement (“Agreement”).

Now therefore, the Parties enter into this Agreement:

§ 1
Settlement of Tranche 3

1.	The Seller shall receive from the Buyer

a.	USD 8,625,000 in cash (the “Cash Component”); and

b.	a number of shares of common stock of IMUX par value USD 0.0001 per share (“Common Stock”), with a value equal to USD 8,625,000 (the “Settlement Shares”).

as compensation for the final settlement of the payment obligation of the Buyer with respect to Tranche 3 under the APA (“Settlement Compensation”).

2.	The Settlement Compensation shall become due two (2) trading days after the execution of this Agreement (“Due Date”). Section 5 no. 13 of the APA shall apply mutatis mutandis for the payment of the Settlement Compensation.

3.	The board of directors of IMUX, the sole shareholder of the Buyer, has consented to the execution of the Buyer of this Agreement and the distribution of the Settlement Compensation; the consent is attached hereto as Annex 1.3.

4.	The Seller’s supervisory board has consented to the execution of the Seller of this Agreement; the consent is attached hereto as Annex 1.4.

§ 2
Cash Component

The payment regarding the Cash Component shall be paid on the Due Date by wire transfer in immediately available funds, free of any costs and charges, to the following bank account of the Seller:

Account owner:	[***]
Account number:	[***]
Bank:	[***]
SWIFT (BIC):	[***]
IBAN:	[***]

§ 3
Settlement Shares

1.	The number of Settlement Shares shall be calculated and based on the average closing price of the Common Stock of IMUX on the Nasdaq Global Market over the 10 trading days prior to the execution of this Agreement, which amounts to 581,199.

2.	The Settlement Shares shall be delivered on the Due Date to the Seller:

Account owner:	[***]
Account number:	[***]
Bank	[***]
SWIFT (BIC)	[***]
IBAN	[***]

3.	The Settlement Shares will be issued in book-entry form to the Seller in a private placement on the Due Date and the Seller understands that, until such time as the Settlement Shares have been sold pursuant to a Registration Statement (as such term is defined in below) or the Settlement Shares may be sold pursuant to Rule 144 (promulgated under the under the Securities Act of 1933, as amended) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the book entry notations evidencing the Shares Settlement Shares will include customary legends, including the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT (1) AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, (2) UNLESS IMMUNIC, INC. HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IMMUNIC, INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR (3) UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT OR OTHER EXEMPTION FROM REGISTRATION.”

4.	The Parties agree that

a.	they will execute and deliver without undue delay after the Signing of this Agreement a customary U.S. law governed Registration Rights Agreement substantially in the form as set out in Annex 3.4 pursuant to which IMUX will agree to use its commercially reasonable efforts to file a resale shelf registration statement on Form S-3 (“S-3 Statement”) and to have such registration statement declared effective by the U.S. Securities Exchange Commission; and

b.	the sale of the Settlement Shares will be made strictly in compliance with applicable U.S. Securities laws, whereby the Buyer hereby assures that the sale of the Settlement Shares can effectively take place in compliance with such laws.

5.	[***]

§ 4
Settlement

1.	With receipt of the full Settlement Compensation, all claims of any kind of the Seller relating to Tranche 3 and under and in connection with the APA, including but not limited to, equitable adjustments, interest and other remedies requested in the APA in connection with Tranche 3 shall be deemed as irrevocably settled in full.

2.	Subject to the condition precedent (aufschiebende Bedingung) of the transfer of the Settlement Shares and the payment of the Cash Component to the Seller, the Seller hereby waives any rights to enforce its rights under Section 5 para. 1 lit. (c) of the APA in connection with Tranche 3. The Buyer hereby already accepts such waiver in its own name as well as on behalf of its shareholders.

§ 5
Date of Effect

This Agreement comes into force and effect on the day the Parties sign this Agreement. Signing will be effective if several identical copies of this Agreement are produced and each Party signs the versions determined for the respective other Parties (Sec. 126 para. 2 sentence 2 BGB) and such signed copies are delivered (zugehen) to the other Parties (possibly via facsimile or as a pdf-copy).

§ 6
Non-Assignment

The rights of the Parties under this Agreement may not be assigned without the express written consent of the other Party, which consent may be given only in accordance with applicable law and regulation, but not to be unreasonably withheld.

§ 7
Confidentiality / Public Disclosure / Fees

1.	Neither this Agreement itself nor its substance shall be disclosed to any third person except those who are in a confidential relationship to a Party (such as legal counsel), or where the same is required by law and then only on a basis that it not be further disclosed.

2.	No Party shall issue any statement or communication to any third party (other than their respective agents who shall be subject to the confidentiality obligations described above) regarding this Agreement and the Settlement Compensation, without the consent of the other Party, except that this restriction shall be subject to any obligations to comply with applicable securities laws and the rules of any stock market or exchange where their shares are listed for trading, and except for an ad-hoc disclosure by the Seller as on the date of this Agreement a draft of which will be attached hereto as Annex 7.

3.	Each Party shall bear its own costs incurred by it and the costs and fees of its advisors in connection with the preparation, negotiation and execution of this Agreement.

§ 8
Miscellaneous

1.	The failure of any Party to exercise any of its rights under this Agreement shall not constitute a waiver of its rights unless such Party has explicitly waived its right in writing.

2.	Changes or amendments to this Agreement must be made in writing. The same shall apply to a dispensing of the requirement of written form. The written form shall be deemed fulfilled if the declaring Party provides a personally signed document via facsimile or as a pdf-copy to the recipient.

3.	This Agreement is subject to the law of the Federal Republic of Germany under exclusion of the conflict of law provisions and the CISG.

4.	All claims and disputes arising out of this Agreement shall be governed, as far as legally permissible, by the courts of Munich (Landgericht München I).

5.	Should any individual terms of this Agreement are or should become inoperative, the other terms shall remain operative nonetheless. By mutual agreement, inoperative terms are to be replaced by such provisions which come as close as possible to a successful commercial outcome. The same shall apply mutatis mutandis with regard to the filling of any loopholes.

[Signature page to follow]

/s/ Jason Loveridge 4SC AG, represented by Jason Loveridge	/s/ Hella Kohlhof Immunic AG, represented by Hella Kohlhof

/s/ Daniel Vitt Immunic Inc, represented by Daniel Vitt